Exhibit 5.1

[Letterhead of Pepper Hamilton, LLP]

January 8, 2002

ISCO International, Inc.
451 Kingston Court
Mount Prospect, IL 60056

        Re:  Issuance of Shares of Common Stock of ISCO International, Inc. in connection with a Rights Offering

Dear Sir/Madam:

        We have acted as counsel to ISCO International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (the “Registration Statement”) dated as of the date of this letter for the purpose of registering up to 40,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”) under the Securities Act of 1933, as amended (the “Act”). The Shares are to be issued pursuant to the terms and conditions of the rights offering (the “Rights Offering”) of the Company, as set forth and described in the Registration Statement.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In rendering this opinion, we have examined the Registration Statement, including the exhibits thereto, the Company’s Certificate of Incorporation, as amended, and By-Laws as currently in effect and such other documents as we in our judgment have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals. Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

        Based on the foregoing, we are of the opinion that the Shares are duly authorized by the Company’s Board of Directors, and upon the effectiveness of the Registration Statement, if and when sold pursuant to the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Shares will, when issued in accordance with and pursuant to the terms of the Rights Offering, be legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP